Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (this “Amendment”) is entered into as of July 29, 2016, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and NIMBLE STORAGE, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Credit Agreement dated as of October 1, 2013 (as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of April 23, 2014, that certain Second Amendment to Credit Agreement dated as of June 17, 2014, that certain Third Amendment to Credit Agreement dated as of September 19, 2014, that certain Fourth Amendment to Credit Agreement dated as of April 6, 2015, and that certain Fifth Amendment to Credit Agreement dated as of December 9, 2015, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Section 1.1(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including August 1, 2018, not to exceed at any time the outstanding principal amount of Fifteen Million Dollars ($15,000,000) (“Line of Credit”), the proceeds of which shall be used for general corporate purposes, including working capital. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of the July 29, 2016 (“Revolving Line of Credit Note”), all terms of which are incorporated herein by this reference.”

2. The first sentence of Section 1.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

“Borrower authorizes Bank to collect all principal, interest and fees due under this Agreement by charging Borrower’s deposit account number 4124736117, or any other deposit account maintained by Borrower with Bank, for the full amount thereof.”

3. Section 4.9(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Minimum Tangible Net Worth. Tangible Net Worth not less than Sixty-Five Million Dollars ($65,000,000), measured quarterly, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets and less any loans or advances to, or investments in, any related entities or individuals.”

4. The Compliance Certificate incorporated as part of the Loan Documents hereby is replaced with the Compliance Certificate attached hereto.

5. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

7. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:

(a) this Amendment, duly executed by Borrower;

(b) a Second Amended and Restated Revolving Line of Credit Note dated as of even date herewith; and

(c) all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from Borrower’s account at Bank.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

NIMBLE STORAGE, INC.

By:	/s/ Anup Singh

Name:	Anup Singh

Title:	Chief Finance Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Nicole Heller

Name:	Nicole Heller

Title:	Vice President

[Signature Page to Sixth Amendment to Credit Agreement]

COMPLIANCE CERTIFICATE

TO:	WELLS FARGO BANK, NATIONAL ASSOCIATION

121 South Market Street, 3rd Floor

San Jose, CA 95113

I am an officer of NIMBLE STORAGE, INC., a Delaware corporation (“Borrower”). Under the terms of that certain Credit Agreement by and between Borrower and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) dated as of October 1, 2013 (as amended, restated, modified or supplemented from time to time, the “Agreement”), I hereby certify that:

The attached financial statements of Borrower dated as of                      (the “Statement Date”) are true and correct and have been accurately prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (provided that monthly financial statements shall be prepared in accordance with GAAP other than with respect to exclusions of stock based compensation and other non-cash items), and used consistently with prior practices.

Unless expressly stated otherwise in a written statement attached to this Certificate, all representations and warranties contained in the Agreement remain true and correct, and as of the date hereof there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

The calculations regarding each financial covenant below (with capitalized terms not otherwise defined having the meanings given to them in the Agreement), as of the Statement Date, and regardless of whether Borrower must be in compliance with each covenant as of the Statement Date, are as follows:

BORROWER FINANCIAL COVENANTS:

SECTION	COVENANT	ACTUAL	REQUIRED
4.9(a)	Modified Quick Ratio	to 1.0	Greater than 1.25 to 1.0

4.9(b)	Tangible Net Worth	$	Greater than $65,000,000

[Signature Page Follows]

NIMBLE STORAGE, INC.

By:
Date:
Title:

[Signature Page to Compliance Certificate]